UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   August 14, 2012

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota	1-13471	41-1656308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota		55445
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Election of New Director.

On August 15, 2012, Insignia Systems, Inc. (“Insignia” or the “Company”) announced that Mr. Edward A. Corcoran, 48, has been appointed a member of the Company’s Board of Directors (the “Board”), effective August 14, 2012. Mr. Corcoran’s election expands the Board to seven directors, six of whom are independent.

On August 14, 2012, Mr. Corcoran received the automatic non-qualified stock option grant made to all new board members pursuant to the Company’s 2003 Incentive Stock Option Plan subject to the standard terms and conditions of such grants. The option allows for the purchase of 10,000 shares of the Company’s common stock at $1.62 per share, the closing price on the date of the grant. The options are immediately exercisable and must be exercised within: i) ten (10) years from the date of grant; or ii) ninety (90) days after the director ceases to be a member of the Board for any reason, whichever is earlier.

In addition, Mr. Corcoran will receive a pro-rata portion of the standard $10,000 annual retainer paid to board members from the date of his appointment through the date of the Company’s next annual shareholders’ meeting. Finally, he will receive standard fees for attendance at board and committee meetings and conference calls of $1,000, $500 and $250, respectively.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto and incorporated herein, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference, or deemed incorporated by reference, in any registration statement pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in any such filing

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press release issued August 15, 2012 and entitled, “Insignia Systems, Inc. Appoints New Board Member”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date: August 15, 2012	By:	/s/ John C. Gonsior
John C. Gonsior, Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued August 15, 2012 and entitled, “Insignia Systems, Inc. Appoints New Board Member”